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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2000


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)


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
           Nevada                               0-10061                              04-2709807
(State or Other Jurisdiction            (Commission File Number)             (IRS Employer Ident. No.)
     of Incorporation)
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             6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
               (Address of Principal Executive Offices) (Zip Code)


                                 (702) 227-9800
               Registrant's telephone number, including area code
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Item 5.  Other Events.

         On September 27, 2000, an order (the "Order") was filed with the United States District Court for the Eastern District of California (the "District Court") by Judge Anthony W. Ishii dismissing, with prejudice, the Company's claims against the Table Mountain Rancheria Band of Indians (the "Tribe") due to the District Court's lack of subject matter jurisdiction and not based on the merits of the case. In June 1999, the Company brought a civil action in the District Court for breach of contract against the Tribe for terminating the Company's contract to provide casino consulting services to the Table Mountain Rancheria Casino & Bingo. At that time the Tribe filed a countersuit against the Company. The Order similarly dismissed the Tribe's counterclaims against the Company.

         The Order was in response to an amended pleading filed by the Company in connection with the February 2000 Order (the "Prior Order") filed with the District Court dismissing the Company's claims and the Tribe's counterclaims due to the District Court's lack of subject matter jurisdiction. Pursuant to the Prior Order, either the Company or the Tribe could file a motion to amend its pleading to remain in District Court or, in the alternative, pursue the matter in state court.

         The Company plans to vigorously pursue the matter in state court.

         On September 28, 2000, American Vantage Companies (the "Company") announced its closing of the WCW Nitro Grill (the "Nitro Grill") effective September 30, 2000 (the "Closing Date") due to historical operating results. The Company is in the process of determining loss through the Closing Date, and expects that such loss will have a material adverse effect on the results of operations of the Company for the fiscal year ended July 31, 2000.

         The Company operated the Nitro Grill through its wholly-owned subsidiary Sitka Restaurant Group, Inc. ("Sitka"). On November 12, 1998, Sitka entered into a license agreement (the "License Agreement") with World Championship Wrestling, Inc. ("WCW") to create and develop the Nitro Grill. The License Agreement commenced on May 17, 1999, the date the Nitro Grill opened. The Company agreed to guarantee all payments due from Sitka to WCW. On November 19, 1998, Sitka entered into a ten year lease for restaurant space (the "Lease") with New Castle Corp. ("New Castle") for the location of the Nitro Grill in the Excalibur Hotel and Casino in Las Vegas, Nevada. The Company expended approximately $1,915,000 to develop the Nitro Grill.

         Pursuant to the terms of the License Agreement and the Lease, Sitka was required to give the WCW and New Castle 120 days prior written notice of the termination of the License Agreement and the Lease. The Company is currently negotiating with both the WCW and New Castle regarding any payments due the WCW and New Castle in connection with the closing of the Nitro Grill which could result in an additional charge to the Company.



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Item 7.  Exhibits.

         99.1 Press Release of American Vantage Companies, dated September 28, 2000.

         99.2     Press Release of American Vantage Companies, dated October 9,
                  2000.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN VANTAGE COMPANIES
                                        (Registrant)



Date: October 12, 2000                  By:  /s/Ronald J. Tassinari
                                             -----------------------------------
                                                Ronald J. Tassinari
                                                President




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                                  EXHIBIT INDEX

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
Exhibit No.     Description
-----------     -----------
     99.1       Press Release of American Vantage Companies, dated September 28,
                2000.

     99.2       Press Release of American Vantage Companies, dated October 9,
                2000.
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